Exhibit 5

                                 March 20, 1997

Mid-Central Financial Corporation
520 South Jefferson Street
Wadena, MN 56482

         Re: Opinion of Counsel as to Legality of 25,000 Shares of Common Stock to be registered under the Securities Act of 1933

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-8 of 25,000 shares of Common Stock, $.10 par value, of Mid-Central Financial Corporation (the "Company") offered to employees, officers and non-employee directors of the Company pursuant to the Mid-Central Financial Corporation Amended and Restated 1994 Stock Option Plan (the "Plan").

         As counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 25,000 shares of Common Stock to be offered to employees, officers and non-employee directors by the Company under the Plan, will, when paid for and issued, be validly issued and lawfully outstanding, fully paid and non-assessable shares of Common Stock of the Company.

         The undersigned hereby consent to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to said shares of Common Stock under the Securities Act of 1933.

                                       Very truly yours,

                                       /s/ LINDQUIST & VENNUM P.L.L.P